Exhibit 4.1


                       FORM OF NON-QUALIFIED STOCK OPTION
                           FOR EMPLOYEES AND DIRECTORS


To:  _________________________________________________
                       Name

     _________________________________________________
                     Address


Date of Grant:   _________


Exercise Price:  _________


          You are hereby granted an option, effective as of the date of grant, to purchase ______ shares of common stock, $.01 par value ("Common Stock"), of Tel- Save Holdings, Inc. (the "Company") at the exercise price shown above. [The vesting dates for this option are as follows:

          1 The Employee shall be granted options to purchase _____________________ (__,___) shares of Common Stock (the "Options"). The
Options shall have an exercise price equal to the Exercise Price set forth above and shall vest according to the following schedule:

          1.1 __________ shares of Common Stock (the "First Options") shall vest and become exercisable upon the first anniversary of the Date of Grant, and then if and only if the following condition (the "First Vesting Condition") shall have been met: Employee shall not have been discharged by the Company, nor shall Employee have voluntarily terminated his employment with the Company or its affiliates prior to the first anniversary of the Date of Grant;

          1.2 __________ shares of Common Stock (the "Second Options") shall vest and become exercisable upon the second anniversary of the Date of Grant, and then if and only if each of the following conditions (collectively, the "Second Vesting Conditions") shall have been met: (A) the First Options shall have vested,


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i.e.,  the First  Vesting  Condition  shall have been met; (B) the First Vesting
Condition shall have continued to be met continuously from the time at which the First Options vested to the second anniversary of the Date of Grant;

          1.3 __________ shares of Common Stock (the "Third Options") shall vest, and become exercisable, upon the third anniversary of the Date of Grant and then, if and only if each of the following conditions shall have been met:
(A) the Second Options shall have vested; (B) the Second Vesting Conditions shall have continued to be met continuously from the time at which the Second Options vested to the third anniversary of the Date of Grant; provided, however, that the Board of Directors of the Company (the "Board") or its designees may, in its or his or her discretion, as the case may be, accelerate or waive such vesting date with respect to any or all of the shares of Common Stock covered by the option.]1

          2 In the event of a "change of control" (as hereafter defined) of the Company, your option may, from and after the date of the change of control, and notwithstanding the immediately preceding paragraph, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Board deems in its reasonable discretion to be similar circumstances) and your vesting date may accelerate accordingly. A "change of control" shall be deemed to have occurred upon the happening of any of the following events:

          2.1 During any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board (together with any new or replacement directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least 66-2/3%


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          1 In the case of an option granted to a director,  the vesting date is one year after the date of grant; provided, however, that the Board or its designees may, in its or his discretion, as the case may be, accelerate or waive such vesting date with respect to any or all of the shares of Common Stock covered by such option.


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of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

          2.2 Within any period of twelve consecutive months, any "person" or "group" (each as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who or which was not an "Affiliate" (as defined in the Exchange Act) of Holdings at the beginning of such period, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of voting stock of the Company.2

          3 You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a so-called "cashless exercise"; (b) (unless prohibited by the Board) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock on the date of delivery of such certificates of the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Board) any combination of cash and Common Stock of the Company valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

          4 Subject to the provisions of Section 7 below, your option will, to the extent not previously exercised by you, as to any shares purchasable

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          2 In the  case of an  option  granted  to a  director,  a  "change  of control" shall also be deemed to have occurred upon the happening of any other event deemed to constitute a "change of control" by the Board.


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hereunder,  expire  __________  year(s)  after  [the  date  the  options  become exercisable with respect to such shares (the "Scheduled Termination Date")].3

          5 In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board deems in its [reasonable] [sole] discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the [reasonable] [sole] discretion of the Board.

          6 This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such would violate a federal, state, local or securities exchange rule, regulation or law.

          7 Your Option will, to the extent not previously exercised by you, terminate three months after [the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary)]4 other than by reason of disability as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the

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          3 In the case of an option  granted to a director,  such option  shall terminate and is not exercisable after two years from the date of grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

          4 In the case of an option granted to a director, the date on which such director ceases to be a director.


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regulations  thereunder,  or death, in which case your Option will terminate one year from the date of termination of [employment] [directorship] due to disability or death (but in no event later than the Scheduled Termination Date). After the date your [employment] [directorship] is terminated, as aforesaid, you may exercise this Option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. [If you are employed by a subsidiary corporation of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be a subsidiary corporation of the Company, unless you are on that date transferred to the Company or another subsidiary corporation of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to a subsidiary corporation of the Company, or vice versa, or from one subsidiary corporation of the Company to another subsidiary corporation of the Company.]5

          If you die while [employed by the Company or a subsidiary corporation of the Company] [a director], your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your [employment] [directorship] with the Company [or a Company parent or subsidiary corporation]6 is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

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          5 Not applicable to an option granted to a director.

          6 Not applicable to an option granted to a director.

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          8  Notwithstanding  anything to the contrary  contained  herein,  this option is not exercisable until all the following events occur and during the following periods of time:

          8.1 Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

          8.2 During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

          8.3 Until you have paid or made suitable arrangements to pay (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

          9 The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

            (a) You hereby agree, warrant and represent that you will acquire the Common Stock to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to

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the Company to the effect that the proposed transaction will be exempt from such
registration.    You   shall   execute   such   instruments,    representations,
acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

            (b) The certificates for Common Stock to be issued to you hereunder shall bear the following legend:

                          "The shares  represented by this certificate
              have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

          10 The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

          11 It is the intention of the Company and you that this option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. This option is not granted pursuant to any stock option plan.


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          12 This  option  constitutes  the  entire  understanding  between  the
Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chief Executive Officer of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

          Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                       TEL-SAVE HOLDINGS, INC.



                                       By:_________________________

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